Execution Version

REGISTRATION RIGHTS AGREEMENT
among
OASIS PETROLEUM INC.
AND
THE HOLDERS PARTY HERETO
DATED November 19, 2020

TABLE OF CONTENTS

Section 7.15 Interpretation; Construction	22

2

THIS REGISTRATION RIGHTS AGREEMENT, dated as of November 19, 2020 (this “Agreement”), is entered into by and among Oasis Petroleum Inc., a Delaware corporation (together with any successor entity thereto, the “Company”), and each of the Holders (as defined below) that are parties hereto from time to time.
RECITALS
A.    The Company and certain affiliated debtors (collectively, the “Debtors”) filed the Debtors’ Joint Prepackaged Chapter 11 Plan of Reorganization pursuant to Chapter 11 of the United States Bankruptcy Code, on September 30, 2020, which was confirmed by the United States Bankruptcy Court for the Southern District of Texas on November 10, 2020.
B.    The Company proposes to issue the Common Stock (as defined below) pursuant to, and upon the terms set forth in, the Plan (as defined below).
C.    The Company and the Holders have agreed to enter into this Agreement pursuant to which the Company shall grant the Holders registration rights under the Securities Act (as defined below) with respect to the Registrable Securities (as defined below) in furtherance of the foregoing.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holders hereby agree as follows:
AGREEMENT
ARTICLE I
DEFINITIONS
Section 1.1    Definitions. As used herein, the following terms shall have the following respective meanings:
“Adoption Agreement” shall mean an Adoption Agreement in the form attached hereto as Exhibit A.
“Affiliate” means, with respect to any Person, any Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person. Notwithstanding the foregoing, (a) the Company, its Subsidiaries and their respective joint ventures (if any) shall not be considered Affiliates of any Holder, (b) no Holder shall be considered an Affiliate of (i) any portfolio company in which investment funds affiliated with such Holder have made a debt or equity investment (and vice versa), (ii) any limited partners, non-managing members of, or other similar direct or indirect investors in such

Holder or its investment fund affiliates, (iii) any portfolio company in which any limited partner, non-managing member of, or other similar direct or indirect investor in such Holder or any of its investment fund affiliates have made a debt or equity investment (and vice versa) or (iv) any other Holder, and none of the Persons described in clauses (i) through (iv) of this definition shall be considered an Affiliate of each other and (c) without giving effect to the exception set forth in the beginning of this sentence, no Holder shall be considered an Affiliate of the Persons described in clauses (a) and/or (b) of this definition (and vice versa).
“Assignee” shall have the meaning set forth in Section 7.4.
“beneficially owned”, “beneficial ownership” and similar phrases have the same meanings as such terms have under Rule 13d-3 (or any successor rule then in effect) under the Exchange Act, except that in calculating the beneficial ownership of any Holder, such Holder shall be deemed to have beneficial ownership of all securities that such Holder has the right to acquire, whether such right is currently exercisable or is exercisable upon the occurrence of a subsequent event.
“Board of Directors” shall mean the Board of Directors of the Company.
“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or obligated by law or executive order to close.
“Commission” shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.
“Common Stock” shall mean, collectively, the Company’s common stock, par value $0.01 per share as it exists on the date of this Agreement following the effectiveness of the Plan, any additional security paid, issued or distributed in respect of any such shares by way of a dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such Common Stock or additional securities shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise.
“Control,” and its correlative meanings, “Controlling,” and “Controlled,” shall mean the possession, direct or indirect (including through one or more intermediaries), of the power to direct or cause the direction of the management of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“FINRA” shall mean the Financial Industry Regulatory Authority or any successor regulatory authority.
“Holders” shall mean the holders of Registrable Securities who are parties hereto (including, for the avoidance of doubt, Transferees of such Holders that acquire Registrable

Securities in accordance with Section 7.4 and execute an Adoption Agreement in accordance with Section 7.4) provided, however, that a Person shall cease to be a Holder if and when such Person and its affiliates own Common Stock representing in the aggregate less than five percent of the outstanding Common Stock.
“Information” shall have the meaning ascribed to it in Section 4.1(i).
“Inspectors” shall have the meaning ascribed to it in Section 4.1(i).
“Lock-up Period” shall have the meaning ascribed to it in Section 2.6(a).
“Marketed Underwritten Shelf Take-Down” shall have the meaning ascribed to it in Section 2.2(c)(i).
“Non-Marketed Shelf Take-Down” shall have the meaning ascribed to it in Section 2.2(d).
“Participating Holders’ Counsel” shall have the meaning set forth in Section 4.1(b).
“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
“Plan” means the Debtors’ Joint Chapter 11 Plan of Reorganization, dated September 30, 2020 [Docket No. 24], filed in the Company’s Chapter 11 case in the United States Bankruptcy Court for the Southern District of Texas, Case No. 20-34771 (including all exhibits, schedules and supplements thereto and as it may be amended, modified or supplemented from time to time).
“Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the securities covered by such Registration Statement and, in each case, by all other amendments and supplements to such prospectus, including post-effective amendments and, in each case, all material incorporated by reference in such prospectus.
“Records” shall have the meaning ascribed to it in Section 4.1(i).
“Registrable Securities” shall mean, with respect to any Holder, at any time, the Shares held or beneficially owned by such Holder at such time; provided, however, that as to any Registrable Securities, such securities shall cease to be Registrable Securities (i) upon the sale thereof pursuant to an effective registration statement, (ii) upon the sale thereof pursuant to Rule 144 or Rule 145 under the Securities Act, (iii) when such securities cease to be outstanding or (iv) if such securities shall have been otherwise transferred and new certificates or book-entries for them not bearing a legend restricting transfer shall have been delivered by the Company and such securities may be publicly resold without registration under the Securities Act.

“Registration Statement” shall mean any Registration Statement of the Company which covers the Registrable Securities, including any preliminary Prospectus and the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits thereto and all material incorporated by reference in such Registration Statement.
“Rule 144” shall mean Rule 144 under the Securities Act (or successor rule).
“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Shares” shall mean shares of Common Stock and shall also include any security of the Company issued in respect of or in exchange for such securities of the Company, whether by way of dividend or other distribution, split, recapitalization, merger, rollup transaction, consolidation or reorganization.
“Shelf Holder” shall have the meaning ascribed to it in Section 2.2(a).
“Shelf Registration” shall have the meaning ascribed to it in Section 2.2(a).
“Shelf Registration Statement” shall have the meaning ascribed to it in Section 2.2(a).
“Shelf Take-Down” shall have the meaning ascribed to it in Section 2.2(a).
“Shelf Take-Down Notice” shall have the meaning ascribed to it in Section 2.2(c)(iii).
“Subsidiary” shall mean each Person in which another Person owns or controls, directly or indirectly, capital stock or other equity interests representing more than 50% in voting power of the outstanding capital stock or other equity interests.
“Transfer” shall mean any direct or indirect sale, assignment, transfer, conveyance, gift, bequest by will or under intestacy laws, pledge, hypothecation or other encumbrance, or any other disposition, of the stated security (or any interest therein or right thereto, including the issuance of any total return swap or other derivative whose economic value is primarily based upon the value of the stated security) or of all or part of the voting power (other than the granting of a revocable proxy) associated with the stated security (or any interest therein) whatsoever, or any other transfer of beneficial ownership of the stated security, with or without consideration and whether voluntarily or involuntarily (including by operation of law).
“Transferee” shall mean a Person acquiring Shares pursuant to a Transfer.
“Underwritten Offering” shall mean a sale, on the Company’s or any Holder’s behalf, of Shares by the Company or a Holder to an underwriter for reoffering to the public.
“Underwritten Shelf Take-Down” shall have the meaning ascribed to it in Section 2.2(c).

“Underwritten Shelf Take-Down Notice” shall have the meaning ascribed to it in Section 2.2(c).
ARTICLE II
SHELF REGISTRATION
Section 2.1    [Reserved].
Section 2.2    Shelf Registration.
(a)    Filing. Notwithstanding anything contained in this Agreement to the contrary, from and after such time as the Company shall have qualified for the use of a registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto on Form S-1 (the “Form S-1 Shelf”) or, if available, on Form S-3 (a “Form S-3 Shelf” and, together with the Form S-1 Shelf, a “Shelf Registration Statement”), the Company will, pursuant to the requirements of this Section 2.2(a), file (or confidentially submit) a Shelf Registration Statement upon the written request by any of the Holders that the Company register under the Securities Act all or a portion of the Registrable Securities owned by such Holder at such time in accordance with Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration”). Subject to Section 2.3, the Company shall give written notice of such request to all Holders promptly (but in any event within five (5) Business Days after receipt of any such written request from a Holder). With respect to each Shelf Registration, (i) the Company shall add Registrable Securities of any Holder who requests in writing that the Company include the Registrable Securities owned by such Holder in the Shelf Registration Statement; provided, that, such written request is delivered to the Company at least ten (10) Business Days prior to the filing (or confidential submission) of the Shelf Registration Statement, and (ii) the Company shall use its commercially reasonable efforts to file (or confidentially submit) with the Commission as soon as reasonably practicable, and in any event within 60 days after it receives a request under this Section 2.2(a) to register all or a portion of the Registrable Securities. The Company shall use its commercially reasonable efforts to cause to be declared effective the Shelf Registration Statement as promptly as practicable after the filing (or confidential submission) thereof.
(b)    Shelf Take-Downs. Any Holder whose Registrable Securities are included in an effective Shelf Registration Statement (a “Shelf Holder”) may initiate an offering or sale of all or part of such Registrable Securities (a “Shelf Take-Down”), in which case the provisions of this Section 2.2 shall apply. Notwithstanding the foregoing:
(i)    any such Shelf Holder may initiate an unlimited number of Non-Marketed Shelf Take-Downs pursuant to Section 2.2(d) below; and
(ii)    any such Shelf Holder may initiate an unlimited number of Underwritten Offerings (including any block trade) pursuant to Section 2.2(c) below; provided that in each case, the Registrable Securities proposed to be sold by the initiating Shelf Holder shall be required to have a reasonably anticipated aggregate offering price of at least $50 million (before deduction of underwriting discounts and commissions); provided, however, that the Company shall have no obligation to facilitate or participate in more than three Underwritten Offerings that are initiated by a Holder pursuant to this Section 2.2 during any 12-month period (and no more than one such Underwritten Offering in any 90-day period).
(c)    Underwritten Shelf Take-Downs.
(i)    Subject to Section 2.2(b), if a Shelf Holder so elects in a written request delivered to the Company (an “Underwritten Shelf Take-Down Notice”), a Shelf Take-Down may be in the form of an Underwritten Offering (an “Underwritten Shelf Take-Down”) and, if necessary, the Company shall use its reasonable best efforts to file and effect an amendment or supplement to its Shelf Registration Statement for such purpose as soon as practicable. Such initiating Shelf Holder shall indicate in such Underwritten Shelf Take-Down Notice the number of Registrable Securities of such Shelf Holder to be included in such Underwritten Shelf Take-Down and whether it intends for such Underwritten Shelf Take-Down to involve a customary “roadshow” (including an “electronic roadshow”) or other marketing effort by the underwriters (a “Marketed Underwritten Shelf Take-Down”).
(ii)    Promptly upon delivery of an Underwritten Shelf Take-Down Notice with respect to a Marketed Underwritten Shelf Take-Down (but in no event more than ten (10) days prior to the expected date of such Marketed Underwritten Shelf Take-Down), the Company shall promptly deliver a written notice of such Marketed Underwritten Shelf Take-Down to all Shelf Holders and, in each case, subject to Section 2.5(b) and Section 2.7, the Company shall include in such Marketed Underwritten Shelf Take-Down all such Registrable Securities of such Shelf Holders for which the Company has received written requests, which requests must specify the aggregate amount of such Registrable Securities of such Holder to be offered and sold pursuant to such Marketed Underwritten Shelf Take-Down, at least three (3) Business Days prior to the expected date of such Marketed Underwritten Shelf Take-Down.
(iii)    Subject to Section 2.2(b), if a Shelf Holder desires to effect an Underwritten Shelf Take-Down that is not a Marketed Underwritten Shelf Take-Down, the Shelf Holder initiating such Shelf Take-Down shall provide written notice (a “Shelf Take-Down Notice”) of such Shelf Take-Down to the other Shelf Holders as far in advance of the completion of such Shelf Take-Down as shall be reasonably practicable in light of the circumstances applicable to such Shelf Take-Down, which Shelf Take-Down Notice shall set forth (A) the total number of Registrable Securities expected to be offered and sold in such Shelf Take-Down, (B) the expected plan of distribution of such Shelf Take-Down and (C) an invitation to the other Shelf Holders to elect to include in the Shelf Take-Down the Registrable Securities held by such other Shelf Holders (but subject to Section 2.5(b) and Section 2.7) and (D) the action or actions required (including the timing thereof) in connection with such Shelf Take-Down with respect to the other Shelf Holders if any such Shelf Holder elects to exercise such right.

(iv)    Upon delivery of a Shelf Take-Down Notice, the other Shelf Holders may elect to sell Registrable Securities in such Shelf Take-Down, at the same price per Registrable Security and pursuant to the same terms and conditions with respect to payment for the Registrable Securities as agreed to by the initiating Shelf Holder, by sending an irrevocable written notice to the initiating Shelf Holder, indicating its election to participate in the Shelf Take-Down and the total number of its Registrable Securities to include in the Shelf Take-Down (but, in all cases, subject to Section 2.5(b) and Section 2.7).
(v)    Notwithstanding the delivery of any Underwritten Shelf Take-Down Notice, all determinations as to whether to complete any Underwritten Shelf Take-Down and as to the timing, manner, price and other terms of any Underwritten Shelf Take-Down shall be at the discretion of the Shelf Holder initiating the Underwritten Shelf Take-Down.
(d)    Non-Marketed Shelf Take-Downs. If a Shelf Holder desires to effect a Shelf Take-Down that does not constitute an Underwritten Shelf Take-Down (a “Non-Marketed Shelf Take-Down”) and if such Non-Marketed Shelf Take-Down requires actions to be taken by the Company, such Shelf Holder shall so indicate in a written request delivered to the Company no later than three (3) Business Days prior to the expected date of such Non-Marketed Shelf Take-Down (or such shorter period as the Company may agree), which request shall include (i) the aggregate number and class or classes of Registrable Securities expected to be offered and sold in such Non-Marketed Shelf Take-Down, (ii) the expected plan of distribution of such Non-Marketed Shelf Take-Down and (iii) the action or actions required (including the timing thereof) in connection with such Non-Marketed Shelf Take-Down, and, if necessary, the Company shall use its reasonable best efforts to file and effect an amendment or supplement to its Shelf Registration Statement for such purpose as soon as practicable.
(e)    Continued Effectiveness. The Company shall use its reasonable best efforts to keep the Shelf Registration Statement filed pursuant to Section 2.2(a) hereof continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by a Shelf Holder until the earlier of (i) the date as of which all Registrable Securities registered by such Shelf Registration Statement have been sold and (ii) such shorter period as Shelf Holders holding a majority of the Registrable Securities may reasonably determine.
Section 2.3    Deferral or Suspension of Registration. If (a) the Company receives a request to file (or confidentially submit) a Shelf Registration Statement, or a written request from a Shelf Holder for a Shelf Take-Down and the Board of Directors, in its good faith judgment, determines that it would be materially adverse to the Company for such Registration Statement to be filed (or confidentially submitted) or declared effective on or before the date such filing or effectiveness would otherwise be required hereunder, or for such Registration Statement or Prospectus included therein to be used to sell Shares or for such Shelf Take-Down to be effected, because such action would: (i) materially interfere with a significant acquisition, corporate reorganization, financing, securities offering or other similar transaction involving the Company;

(ii) based on the advice of the Company’s outside counsel, require disclosure of material non-public information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or the Exchange Act, or (b) the Company is subject to a Commission stop order suspending the effectiveness of any Registration Statement or the initiation of proceedings with respect to such Registration Statement under Section 8(d) or 8(e) of the Securities Act, then the Company shall have the right to defer such filing (but not the preparation), initial effectiveness or continued use of a Registration Statement and the Prospectus included therein for a period of not more than 60 days (or such longer period as the Shelf Holder may determine). Unless consented to in writing by the Holders, the Company shall not use the deferral or suspension rights provided under this Section 2.3 (x) more than twice in any 12-month period (except that the Company shall be able to use this right more than twice in any 12-month period if the Company is exercising such right during the 15-day period prior to the Company’s regularly scheduled quarterly earnings announcement and the total number of days of postponement in such 12-month period does not exceed 120 days) or (y) except as contemplated in the parenthetical in (x) immediately above, in the aggregate for more than 90 days in any 12-month period. In the event of any deferral or suspension pursuant to this Section 2.3, the Company shall (i) use its reasonable best efforts to keep the Shelf Holders apprised of the estimated length of the anticipated delay; and (ii) notify the Shelf Holders, as applicable, promptly upon termination of the deferral or suspension. After the expiration of the deferral or suspension period and without any further request from the Shelf Holders, the Company shall as promptly as reasonably practicable prepare and file (or confidentially submit) a Registration Statement or post-effective amendment or supplement to the applicable Registration Statement or document, or file any other required document, as applicable, so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include a material misstatement or omission and will be effective and useable for the sale of Registrable Securities.
Section 2.4    Effective Registration Statement. A registration requested pursuant to this Article II shall not be deemed to have been effected:
(a)    unless a registration statement with respect thereto has been declared effective by the Commission and remains effective in compliance with the provisions of the Securities Act and the laws of any U.S. state or other jurisdiction applicable to the disposition of Registrable Securities covered by such registration statement for not less than 180 days (or such shorter period as will terminate when all of such Registrable Securities shall have been disposed of in accordance with such registration statement) or, if such registration statement relates to an underwritten offering, such longer period as, in the opinion of counsel for the Company, a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer;
(b)    if, after it becomes effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental authority or court for any reason other than a violation of applicable law solely by any participating Shelf Holder and has not thereafter become effective; or

(c)    if, in the case of an Underwritten Offering, the conditions to closing specified in an underwriting agreement applicable to the Company are not satisfied or waived other than by reason of any breach or failure by any participating Shelf Holder.
Section 2.5    Selection of Underwriters; Cutback.
(a)    Selection of Underwriters. If a Shelf Holder intends to offer and sell the Registrable Securities covered by its request under this Article II by means of an Underwritten Shelf Take-Down, the participating Shelf Holders shall mutually select the managing underwriter or underwriters to administer such offering, which managing underwriter or underwriters shall be investment banking firms of nationally recognized standing and shall be reasonably acceptable to the Company.
(b)    Underwriter’s Cutback. Notwithstanding any other provision of this Article II, if the managing underwriter or underwriters of an Underwritten Offering in connection with a Shelf Registration advise the Company in their good faith opinion that the inclusion of all such Registrable Securities proposed to be included in the Registration Statement or such Underwritten Offering would be reasonably likely to interfere with the successful marketing, including, but not limited to, the pricing, timing or distribution, of the Registrable Securities to be offered thereby or in such Underwritten Offering, then the number of Shares proposed to be included in such Registration Statement or Underwritten Offering shall be allocated among the Company, the participating Shelf Holders and all other Persons selling Shares in such Underwritten Offering in the following order:
(i)    first, the Registrable Securities of the class or classes proposed to be registered held by the Holder that initiated such Shelf Registration or Underwritten Offering and the Registrable Securities of the same class or classes (or convertible at the Holder’s option into such class or classes) held by other Holders requested to be included in such Shelf Registration or Underwritten Offering (pro rata among the respective Holders of such Registrable Securities in proportion, as nearly as practicable, to the amounts of Registrable Securities requested to be included in such registration by each such Holder at the time of such Shelf Registration or Underwritten Offering);
(ii)    second, all other securities of the same class or classes (or convertible at the holder’s option into such class or classes) requested to be included in such Shelf Registration or Underwritten Offering other than securities to be sold by the Company; and
(iii)    third, the securities of the same class or classes to be sold by the Company.
No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration or offering. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account (or for the account of any other Persons) in such registration if the underwriter so agrees and if the number of Registrable Securities would not thereby be limited.
Section 2.6    Lock-up.
(a)    If requested by the managing underwriters in connection with any Underwritten Offering, each Holder (i) who beneficially owns 5% or more of the outstanding Shares or (ii) who is a natural person and serving as a director or executive officer of the Company shall agree to be bound by customary lock-up agreements providing that such Holder shall not, directly or indirectly, effect any Transfer (including sales pursuant to Rule 144) of any such Shares without prior written consent from the underwriters managing such Underwritten Offering during a period beginning on the date of launch of such Underwritten Offering and ending up to 90 days from and including the date of pricing or such shorter period as reasonably requested by the underwriters managing such Underwritten Offering (the “Lock-Up Period”); provided that (A) the foregoing shall not apply to any Shares that are offered for sale as part of such Underwritten Offering, (B) such Lock-Up Period shall be no longer than and on substantially the same terms as the lock-up period applicable to the Company and the executive officers and directors of the Company and (C)  such Lock-Up Period shall not commence unless the Company notifies the Holders in writing prior to the commencement of the Lock-Up Period. Each such Holder agrees to execute a customary lock-up agreement in favor of the underwriters to such effect. The provisions of this Section 2.6(a) will no longer apply to a Holder if (x) such Holder ceases to hold any Shares or (y) except in the case of any Holder who is a current director or executive officer of the Company, such Holder beneficially owns less than 5% of the outstanding Shares.
(b)    Nothing in Section 2.6(a) shall prevent: (i) any Holder that is a partnership, limited liability company or corporation from (A) making a distribution of Shares to the partners, members or stockholders thereof or (B) Transferring Shares to an Affiliate of such Holder; (ii) any Holder who is an individual from Transferring Shares to (A) an individual by will or the laws of descent or distribution or by gift without consideration of any kind or (B) a trust or estate planning-related entity for the sole benefit of such Holder or a lineal descendant or antecedent or spouse; (iii) any Holder from (A) pledging, hypothecating or otherwise granting a security interest in Shares or securities convertible into or exchangeable for Shares to one or more lending institutions as collateral or security for any loan, advance or extension of credit and any transfer upon foreclosure upon such Shares or such securities or (B) Transferring Shares pursuant to a final non-appealable order of a court or regulatory agency or (iv) any Holder from Transferring Shares in a manner that was permitted under, but subject to the conditions described in, the lock-ups entered into in connection with the Company’s initial public offering; provided that, in the case of clauses (i), (ii), (iii) and (iv), such Transfer is otherwise in compliance with applicable securities laws; provided, further, that, in the case of subclause (B) of clause (i), clause (ii) and, if applicable, clause (iv), each such Transferee agrees in writing to become subject to the terms of this Agreement by executing an Adoption Agreement and agrees to be bound by the applicable underwriter lock-up.

Section 2.7    Participation in Underwritten Offering; Information by Holder. No Holder may participate in an Underwritten Offering hereunder unless such Holder (a) agrees to sell such Holder’s Shares on the basis provided in any underwriting arrangements, and in accordance with the terms and provisions of this Agreement, including any lock-up arrangements, and (b) completes and executes all questionnaires, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. In addition, the Holders shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holders, as applicable, as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article II. Nothing in this Section 2.7 shall be construed to create any additional rights regarding the registration of Shares in any Person otherwise than as set forth herein.
Section 2.8    Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with any stock exchange, the Commission and FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel as may be required by the rules and regulations of FINRA), (ii) all fees and expenses of compliance with state securities or blue sky laws (including fees and disbursements of counsel for the underwriters or participating Holders in connection with blue sky qualifications of the Shares and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters may designate), (iii) all printing and related messenger and delivery expenses (including expenses of printing certificates for the Shares in a form eligible for deposit with The Depository Trust Company and of printing prospectuses, all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company and its Subsidiaries (including the expenses of any special audit and “cold comfort” letters required by or incident to such performance)), (iv) all fees and expenses incurred in connection with the listing of the Shares on any securities exchange and all rating agency fees, (v) all reasonable fees and documented out-of-pocket disbursements of a single Participating Holders’ Counsel or a single legal counsel chosen by the Holders of a majority of the Registrable Securities included in such Shelf Registration, (vi) all reasonable fees and documented out-of-pocket disbursements of underwriters customarily paid by the issuer or sellers of securities, including expenses of any special experts retained in connection with the requested registration (excluding underwriting discounts and commissions and transfer taxes, if any, and fees and disbursements of counsel to underwriters (other than such fees and disbursements incurred in connection with any registration or qualification of Shares under the securities or blue sky laws of any state)), (vii) Securities Act liability insurance or similar insurance if the Company or the underwriters so require in accordance with then-customary underwriting practice, and (viii) fees and expenses of other Persons retained by the Company and any other reasonable expenses customarily paid by the issuers of securities, will be borne by the Company, regardless of whether the Registration Statement becomes effective (or such offering is completed) and whether or not all or any portion of the Registrable Securities originally requested to be included in such registration are ultimately included in such registration; provided, however, that (x) any underwriting discounts, commissions or fees in connection with the sale of the Registrable Securities will be borne by the

Holders pro rata on the basis of the number of Shares so registered and sold, (y) transfer taxes with respect to the sale of Registrable Securities will be borne by the Holder of such Registrable Securities and (z) the fees and expenses of any accountants or other persons retained or employed by any Holder will be borne by such Holder.
ARTICLE III
[RESERVED]
ARTICLE IV
REGISTRATION PROCEDURES
Section 4.1    Registration Procedures. If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its reasonable best efforts to effect the registration of any Registrable Securities, the Company shall, as expeditiously as practicable:
(a)    in the case of Registrable Securities, use its reasonable best efforts to cause a Registration Statement that registers such Registrable Securities to become and remain effective for a period of 180 days or, if earlier, until all of such Registrable Securities covered thereby have been disposed of; provided, that, in the case of any registration of Registrable Securities on a Shelf Registration Statement which are intended to be offered on a continuous or delayed basis, such 180-day period shall be extended, if necessary, to keep the registration statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for sales of such Registrable Securities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, until the earlier of when (i) the Holders have sold all of such Registrable Securities and (ii) all of such Registrable Securities have become eligible for immediate sale pursuant to Rule 144 under the Securities Act by the Holder thereof without restriction by the manner of sale, volume and other limitations under such rule;
(b)    furnish to each participating Holder, at least ten (10) Business Days before filing a Registration Statement, or such shorter period as reasonably practical, copies of such Registration Statement or any amendments or supplements thereto, which documents shall be subject to the review, comment and approval by one lead counsel (and any reasonably necessary local counsel) selected by the Holders who beneficially own a majority of such Registrable Securities, which counsel (who may also be counsel to the Company), in each case, shall be subject to the reasonable approval of each Holder whose Registrable Securities are included in such registration, and who shall represent all participating Holders as a group (the “Participating Holders’ Counsel”) (it being understood that such ten (10) Business Day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to the Participating Holders’ Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);
(c)    furnish to each participating Holder and each underwriter, if any, such number of copies of final conformed versions of the applicable registration statement and of each amendment and supplement thereto (in each case including all exhibits and any documents incorporated by reference) reasonably requested by such participating Holder or underwriter in writing;
(d)    in the case of Registrable Securities, prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the applicable Prospectus or Prospectus supplement, including any free writing prospectus as defined in Rule 405 under the Securities Act, used in connection therewith as may be (i) reasonably requested by any Holder (to the extent such request relates to information relating to such Holder), or (ii) necessary to keep such Registration Statement effective for at least the period specified in Section 4.1(a) and to comply with the provisions of this Agreement and the Securities Act with respect to the sale or other disposition of such Registrable Securities, and furnish to each participating Holder and to the managing underwriter(s), if any, within a reasonable period of time prior to the filing thereof a copy of any amendment or supplement to such Registration Statement or Prospectus; provided, however, that, with respect to each free writing prospectus or other materials to be delivered to purchasers at the time of sale of the Registrable Securities, the Company shall (i) ensure that no Registrable Securities are sold “by means of” (as defined in Rule 159A(b) under the Securities Act) such free writing prospectus or other materials without the prior written consent of the sellers of the Registrable Securities, which free writing prospectus or other materials shall be subject to the review of counsel to such sellers and (ii) make all required filings of all free writing prospectuses or other materials with the Commission as are required;
(e)    notify in writing each Holder promptly (i) of the receipt by the Company of any notification with respect to any comments by the Commission with respect to such Registration Statement or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes and, in any such case as promptly as reasonably practicable thereafter, prepare and file an amendment or supplement to such Registration Statement or Prospectus which will correct such statement or omission or effect such compliance;
(f)    use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Holders reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holders to consummate their disposition in such jurisdictions; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 4.1(f);

(g)    furnish to each participating Holder such number of copies of a summary Prospectus or other prospectus, including a preliminary prospectus and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such participating Holders or any underwriter may reasonably request in writing;
(h)    notify on a timely basis each Holder of such Registrable Securities at any time when a prospectus relating to such Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such Holder, as soon as practicable prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the offeree of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;
(i)    make available for inspection by the participating Holders, the Participating Holders’ Counsel or any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such participating Holder or underwriter (collectively, the “Inspectors”), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information (together with the Records, the “Information”) requested by any such Inspector in connection with such Registration Statement and request that the independent public accountants who have certified the Company’s financial statements make themselves available, at reasonable times and for reasonable periods, to discuss the business of the Company. Any of the Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the Registration Statement, (ii) the release of such Information is requested or required pursuant to a subpoena, order from a court of competent jurisdiction or other interrogatory by a governmental entity or similar process; (iii) such Information has been made generally available to the public; or (iv) such Information is or becomes available to such Inspector on a non-confidential basis other than through the breach of an obligation of confidentiality (contractual or otherwise). The Holder(s) of Registrable Securities agree that they will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction or by another governmental entity, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;
(j)    in the case of an Underwritten Offering, deliver to the underwriters of such Underwritten Offering a “comfort” letter in customary form and at customary times and covering matters of the type customarily covered by such comfort letters from its independent certified public accountants;
(k)    in the case of an Underwritten Offering, deliver to the underwriters of such Underwritten Offering a written and signed legal opinion or opinions in customary form from its outside or in-house legal counsel dated the closing date of the Underwritten Offering;
(l)    provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Securities and deliver to such transfer agent and registrar such customary forms, legal opinions from its outside or in-house legal counsel, agreements and other documentation as such transfer agent and/or registrar so request;
(m)    issue to any underwriter to which any participating Holders may sell Registrable Securities in such offering certificates evidencing such Registrable Securities;
(n)    upon the request of any Holder of the Registrable Securities included in such registration, use reasonable best efforts to cause such Registrable Securities to be listed on any national securities exchange on which any Shares are listed or, if the Shares are not listed on a national securities exchange, use its reasonable best efforts to qualify such Registrable Securities for inclusion on such national securities exchange as the Company shall designate;
(o)    otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, earnings statements (which need not be audited) covering a period of 12 months beginning within three months after the effective date of the Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act;
(p)    notify the Holders and the lead underwriter or underwriters, if any, and (if requested) confirm such advice in writing, as promptly as reasonably practicable after notice thereof is received by the Company when the applicable Registration Statement or any amendment thereto has been filed or becomes effective and when the applicable Prospectus or any amendment or supplement thereto has been filed;
(q)    use its reasonable best efforts to prevent the entry of, and use its reasonable best efforts to obtain as promptly as reasonably practicable the withdrawal of, any stop order with respect to the applicable Registration Statement or other order suspending the use of any preliminary or final Prospectus;
(r)    promptly incorporate in a prospectus supplement or post-effective amendment to the applicable Registration Statement such information as the lead underwriter or underwriters, if any, and each participating Holder agree should be included therein relating to the plan of distribution with respect to such class of Registrable Securities, which may include disposition of Registrable Securities by all lawful means, including firm-commitment underwritten public offerings, block trades, agented transactions, sales directly into the market, purchases or sales by brokers, derivative transactions, short sales, stock loan or stock pledge transactions and sales not involving a public offering; and make all required filings of such prospectus supplement or post-effective amendment as promptly as reasonably practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;
(s)    cooperate with each Holder and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;
(t)    provide a CUSIP number or numbers for all such shares, in each case not later than the effective date of the applicable registration statement;
(u)    to the extent reasonably requested by the lead or managing underwriters in connection with an Underwritten Offering, send appropriate officers of the Company to attend any “roadshows” scheduled in connection with any such Underwritten Offering, with all out of pocket costs and expenses incurred by the Company or such officers in connection with such attendance to be paid by the Company;
(v)    enter into such agreements (including an underwriting agreement in customary form) and take such other actions as the participating Holder or participating Holders, as the case may be, owning at least a majority of the Registrable Securities covered by any applicable Registration Statement shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary indemnification and contribution to the effect and to the extent provided in Article V hereof, provided, however, that if a Holder becomes a party to any underwriting agreement or related documents, the Holder shall not be required in any such underwriting agreement or related documents to make any representations or warranties to or agreements with the Company or the underwriters other than customary representations, warranties or agreements regarding such Holder’s title to Registrable Securities and any written information provided by the Holder to the Company expressly for inclusion in the related Registration Statement, and the liability of any Holder under the underwriting agreement shall be several and not joint and in no event shall the liability of any Holder under the underwriting agreement be greater in amount than the dollar amount of the proceeds received by such Holder under the sale of the Registrable Securities pursuant to such underwriting agreement (net of underwriting discounts and commissions); and
(w)    subject to all the other provisions of this Agreement, use its reasonable best efforts to take all other steps necessary to effect the registration, marketing and sale of such Registrable Securities contemplated hereby.
ARTICLE V
INDEMNIFICATION
Section 5.1    Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder, its Affiliates and their respective officers, directors, managers, partners, members and representatives, and each of their respective successors and assigns, against any losses, claims, damages, liabilities and expenses caused by any violation by the Company of the Securities Act or the Exchange Act applicable to the Company and relating to action or inaction required of the Company in connection with the registration contemplated by a Registration Statement or any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, or preliminary Prospectus or any amendment thereof or supplement thereto, or any other disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same was made in reliance on and in conformity with any information furnished in writing to the Company by such Holder expressly for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement, Prospectus, or preliminary Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished to the Company in writing by the Person asserting such loss, claim, damage, liability or expense specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Person and shall survive the transfer of such securities. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who Controls such Persons to the same extent as provided above with respect to the indemnification of the Holder, if requested.
Section 5.2    Indemnification by Holders. Each Holder agrees to indemnify and hold harmless, to the full extent permitted by law, the Company, the Company’s Controlled Affiliates and their respective directors, managers, partners, members and representatives, and each of their respective successors and assigns, and each Person who Controls the Company against any losses, claims, damages or liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission was made in reliance on and in conformity with any information furnished in writing by such Holder to the Company expressly for inclusion in such Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting such loss, claim, damage, liability or expense; provided that the obligation to indemnify shall be several, not joint and several, for each Holder and in no event shall the liability of any Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.
Section 5.3    Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt (but in any event within 30 days after such Person has actual knowledge of the facts constituting the basis for indemnification) written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure. Any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (c) the indemnified party has reasonably concluded, based on the advice of counsel, that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party or (d) in the reasonable judgment of any such Person, based upon advice of counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if such Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action or claim in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party and (iii) does not commit any indemnified party to take, or hold back from taking, any action. No indemnified party shall, without the written consent of the indemnifying party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder, and no indemnifying party shall be liable for any settlement or compromise of, or consent to the entry of judgment with respect to, any such action or claim effected without its consent, in each case which consent shall not be unreasonably withheld.
Section 5.4    Settlement Offers. Whenever the indemnified party or the indemnifying party receives a firm offer to settle a claim for which indemnification is sought hereunder, it shall promptly notify the other of such offer. If the indemnifying party refuses to accept such offer within 20 Business Days after receipt of such offer (or of notice thereof), such claim shall continue to be contested and, if such claim is within the scope of the indemnifying party’s indemnity contained herein, the indemnified party shall be indemnified pursuant to the terms hereof. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim in any one jurisdiction, unless in the written opinion of counsel to the indemnified party, reasonably satisfactory to the indemnifying party, use of one counsel would be expected to give rise to a conflict of interest between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of one additional counsel.
Section 5.5    Other Indemnification. Indemnification similar to that specified in this Article V (with appropriate modifications) shall be given by the Company and each Holder with respect to any required registration or other qualification of Registrable Securities under Federal or state law or regulation of governmental authority other than the Securities Act.
Section 5.6    Contribution. If for any reason the indemnification provided for in Section 5.1 or Section 5.2 is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by Section 5.1 and Section 5.2, then (i) the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and such prospective sellers, on the other hand, from their sale of the Registrable Securities, provided that, no Holder shall be required to contribute in an amount greater than the dollar amount of the net proceeds received by such Holder with respect to the sale of the Registrable Securities giving rise to such indemnification obligation. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 5.3, defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations in this Section 5.6 to contribute shall be several in proportion to the amount of Registrable Securities registered by them and not joint.
ARTICLE VI
EXCHANGE ACT COMPLIANCE
Section 6.1    Exchange Act Compliance. So long as the Company (a) has registered a class of securities under Section 12 or Section 15 of the Exchange Act and (b) files reports under Section 13 of the Exchange Act, then the Company shall take all actions reasonably necessary to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such rule may be amended from time to time or any similar rules or regulations adopted by the Commission, including, without limiting the generality of the foregoing, (i) making and keeping public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act, (ii) filing with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act and (iii) at the request of any Holder if such Holder proposes to sell securities in compliance with Rule 144, forthwith furnish to such Holder, as applicable, a written statement of compliance with the reporting requirements of the Commission as set forth in Rule 144 and make available to such Holder such information as will enable the Holder to make sales pursuant to Rule 144.
ARTICLE VII
MISCELLANEOUS
Section 7.1    Severability. If any provision of this Agreement is adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 7.2    Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York irrespective of the choice of laws principles thereof. The parties agree that any legal action or proceeding regarding this Agreement shall be brought and determined exclusively in a state of federal court located within the State of New York. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION PROCEEDING, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 7.3    Other Registration Rights. If the Company shall at any time hereafter provide to any holder of any securities of the Company rights with respect to the registration of such securities under the Securities Act, such rights shall not be in conflict with or adversely affect any of the rights provided to the Holders of Registrable Securities in, or conflict (in a manner that adversely affects Holders of Registrable Securities) with any other provisions included in, this Agreement.
Section 7.4    Successors and Assigns. Subject to Section 7.4, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto, each of which, in the case of the Holders, shall agree to become subject to the terms of this Agreement by executing an Adoption Agreement and be bound to the same extent as the parties hereto. The Company may not assign any of its rights or delegate any of its duties hereunder without the prior written consent of the Holders of a majority of the Registrable Securities. Subject to Section 2.2(b) and Section 2.2(a), any Holder may, at its election and at any time or from time to time, assign its rights and delegate its duties hereunder, in whole or in part, to any Transferee of such Holder (each, an “Assignee”); provided, that no such assignment shall be binding upon or obligate the Company to any such Assignee unless and until such Assignee delivers the Company an Adoption Agreement. If a Holder assigns its rights under this Agreement in connection with the Transfer of less than all of its Registrable Securities, the Holder shall retain its rights under this Agreement with respect to its remaining Registrable

Securities. If a Holder assigns its rights under this Agreement in connection with the Transfer of all of its Registrable Securities, the Holder shall have no further rights or obligations under this Agreement, except under Article V hereof in respect of offerings in which such Holder participated or registrations in which Registrable Securities held by such Holder were included. Any purported assignment in violation of this provision shall be null and void ab initio.
Section 7.5    Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if delivered in writing in person, by electronic mail or facsimile or sent by nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by such party to the other parties. All such notices, requests, consents and other communications shall be delivered as follows:
(a)    if to the Company, to:
Oasis Petroleum Inc.
1001 Fannin Street, Suite 1500
Houston, TX 77002
Attention: General Counsel
Facsimile: 1 281 404 9704

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
609 Main Street
Houston, TX 77002
Attention: Matthew R. Pacey
Facsimile: 1 713 836 3601
Email: matt.pacey@kirkland.com

(b)    if to a Holder, to the address set forth under such Holder’s name in Schedule I attached hereto;
with a copy, in each case, (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention: David S. Huntington
Facsimile:    1 212 492 0124
Email: dhuntington@paulweiss.com

All such notices, requests, consents and other communications shall be deemed to have been received (i) in the case of personal delivery or delivery by facsimile or electronic mail, on the date of such delivery, (ii) in the case of dispatch by nationally recognized overnight courier, on the next Business Day following such dispatch and (iii) in the case of mailing, on the fifth (5th) Business Day after the posting thereof.
Section 7.6    Headings. The headings contained in this Agreement are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.
Section 7.7    Additional Parties. Additional parties to this Agreement shall only include each Holder (a) who has executed an Adoption Agreement, in the form attached hereto as Exhibit A, or (b) who (i) is bound by and subject to the terms of this Agreement, and (ii) has adopted this Agreement with the same force and effect as if it were originally a party hereto.
Section 7.8    Adjustments. If, and as often as, there are any changes in the Shares or securities convertible into or exchangeable into or exercisable for Shares as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution, merger or other similar transaction affecting such Shares or such securities, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to such Shares or such securities as so changed.
Section 7.9    Entire Agreement. This Agreement and the other writings referred to herein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such subject matter.
Section 7.10    Counterparts; Facsimile or.pdf Signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same document. This Agreement may be executed by facsimile or.pdf signature and a facsimile or.pdf signature shall constitute an original for all purposes.
Section 7.11    Amendment. Other than with respect to amendments to Schedule I attached hereto, which may be amended by the Company from time to time to reflect the Holders at such time, this Agreement may not be amended, modified or supplemented without the written consent of the majority of the Holders (as long as each owns Registrable Securities); provided, however, that, with respect to a particular Holder or group of Holders, any such amendment, supplement, modification or waiver that (a) would materially and adversely affect such Holder or group of Holders in any respect or (b) would disproportionately benefit any other Holder or group of Holders or confer any benefit on any other Holder or group of Holders to which such Holder of group of Holders would not be entitled, shall not be effective against such Holder or group of Holders unless approved in writing by such Holder or the Holders of a majority of the Registrable Securities held by such group of Holders, as the case may be.

Section 7.12    Extensions; Waivers. Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any extension or waiver pursuant to this Section 7.12 will be valid only if set forth in a writing signed by the party to be bound thereby. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.
Section 7.13    Further Assurances. Each of the parties hereto shall execute all such further instruments and documents and take all such further action as the Company may reasonably require in order to effectuate the terms and purposes of this Agreement.
Section 7.14    No Third-Party Beneficiaries. Except pursuant to Article V, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns and other Persons expressly named herein.
Section 7.15    Interpretation; Construction. This Agreement has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any law will be deemed to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole, including the schedules, exhibits and annexes, as the same may from time to time be amended, modified or supplemented, and not to any particular subdivision unless expressly so limited. References to “will” or “shall” mean that the party must perform the matter so described and a reference to “may” means that the party has the option, but not the obligation, to perform the matter so described. All references to sections, schedules, annexes and exhibits mean the sections of this Agreement and the schedules, annexes and exhibits attached to this Agreement, except where otherwise stated. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any covenant contained herein in any respect, the fact that there exists another covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached will not detract from or mitigate the party’s breach of the first covenant.

* * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.
THE COMPANY:
OASIS PETROLEUM INC.
By:     /s/ Nickolas J. Lorentzatos
Name: Nickolas J. Lorentzatos
Title: Executive Vice President, General Counsel and Corporate Secretary

[Signature Page to Registration Rights Agreement]

HOLDERS:

[Holders' Signature Pages on file with the Company]

[Signature Page to Registration Rights Agreement]

EXHIBIT A
ADOPTION AGREEMENT
This Adoption Agreement (“Adoption”) is executed pursuant to the terms of the Registration Rights Agreement, dated as of November 19, 2020, a copy of which is attached hereto (as amended, the “Registration Rights Agreement”), by the undersigned (the “Undersigned”) executing this Adoption. Capitalized terms used herein without definition are defined in the Registration Rights Agreement and are used herein with the same meanings set forth therein. By the execution of this Adoption, the Undersigned agrees as follows:
1.    Acknowledgment. The Undersigned acknowledges that the Undersigned is acquiring certain Shares, subject to the terms and conditions of the Registration Rights Agreement.
2.    Agreement. The Undersigned (i) agrees that the Shares acquired by the Undersigned, and certain other Shares and other securities of the Company that may be acquired by the Undersigned in the future, shall be bound by and subject to the terms of the Registration Rights Agreement, pursuant to the terms thereof, and (ii) hereby adopts the Registration Rights Agreement with the same force and effect as if the undersigned were originally a party thereto.
3.    Notice. Any notice required as permitted by the Registration Rights Agreement shall be given to the Undersigned at the address listed beside the Undersigned’s signature below.

[NAME OF HOLDER] By: Name: Title: Date:	Address for Notices: [] [] Telephone: [] Email: []
[●]
By:	[●]
Name:	[●]
Title:	Telephone: [●]
Date:	Email: [●]

SCHEDULE I
List of Holders

Name	Address for Notice	Shares